UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 11, 2016

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Madison Avenue, Suite 306, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Copy of correspondence to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 11, 2016, Tonix Pharmaceuticals Holding Corp. (the “Company”) held its annual meeting of shareholders, at which the Company’s shareholders approved four proposals. Stockholders representing 14,365,429 shares, or 76.1%, of the common shares outstanding as of the March 15, 2016 record date were present in person or were represented at the meeting by proxy. The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on March 25, 2016 pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.

Proposal 1

The Company’s shareholders elected eight individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Seth Lederman	7,590,225	743,360	6,031,844
Stuart Davidson	7,778,465	555,120	6,031,844
Patrick Grace	7,604,315	729,270	6,031,844
Donald W. Landry	7,777,565	556,020	6,031,844
Ernest Mario	7,491,607	841,978	6,031,844
Charles E. Mather IV	7,604,785	728,800	6,031,844
John Rhodes	7,595,100	738,485	6,031,844
Samuel Saks	7,779,265	554,320	6,031,844

Proposal 2

The Company’s shareholders ratified the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, as set forth below:

Votes For	Votes Against	Abstentions
14,256,645	49,437	59,347

Proposal 3

The Company’s shareholders approved the Tonix Pharmaceuticals Holding Corp. 2016 Stock Incentive Plan, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,848,979	425,344	59,262	6,031,844

Proposal 4

The Company’s shareholders approved on an advisory basis, the compensation of the Company’s named executive officers, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,899,333	384,351	49,901	6,031,844

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: May 12, 2016	By:	/s/ BRADLEY SAENGER
Bradley Saenger
Chief Financial Officer

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